Exhibit 99.1

Jerrick Announces Filing of Its Q1 2020 Financial Results

FORT LEE, N.J., May 18, -- Jerrick Media Holdings, Inc. (OTCQB: JMDA) (the “Company” or “Jerrick”), a technology company and the parent company of Vocal, announced the filing of its 10-Q for the fiscal quarter ending March 31, 2020.

Financial and Operational Highlights

●	Revenues for the first quarter totaled $293,142. Additionally, the Company generated over $44,000 in deferred revenues, attributable to the amortization of annual Vocal+ subscription revenue. Revenues this quarter were over 8 times those reported for the same period last year, implying continued growth throughout the year and overall exponential growth for 2020 revenues compared to year-end 2019.

●	OpEx in first quarter 2020 were $2,119,091 as compared to $2,773,445 in 4th quarter 2019, representing a 25% decrease in spending.

●	As anticipated, the acquisition of Seller’s Choice in third-quarter 2019 continues to drive earnings, and successfully contributed to over half of the Company’s first-quarter revenues. The Seller’s Choice acquisition is expected to continue to drive earnings growth in subsequent quarters as further revenue synergies are realized. The Company is exploring future agency targets to add to its Seller’s Choice division.

●	In early Q1 2020, the Company introduced creator Challenges, which are themed story contests that incentivize creators with the chance to win cash prizes and other rewards.

A global crisis like the 2020 COVID-19 pandemic only further emphasizes how critical a role digital platforms play in society, as government bodies are encouraging social distancing and restricting travel, and employers are widely implementing work-from-home policies. These factors aside, Vocal exists in an environment where the total addressable market (TAM) of the platform was already growing exponentially and, in the current environment, may see even more rapid expansion.

Additionally, the Company recommends reading an article recently published by Robby Tal, Jerrick and Vocal’s Head of Business Intelligence, which discusses how the global pandemic is impacting Vocal’s creator community. Further, it underscores how Vocal’s North Star Metric (NSM), how much money creators are earning, is paramount to the success of the platform. Read the full article on Vocal: https://vocal.media/resources/creating-during-covid-19-insights-from-vocal-s-data-science-team

Safe Harbor Statement

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statements speak only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.

About Jerrick

Jerrick Media Holdings, Inc. is the parent company and creator of the Vocal platform. The Company creates technology-based solutions to solve problems for the creative community. Through Vocal, Jerrick identifies and leverages opportunities within the digital platform and content monetization space. Since launching in 2016, Vocal has become home to over 600,000 content creators and brands of all shapes and sizes, attracting audiences across its network of wholly owned and operated communities.

Jerrick: https://jerrick.media

Jerrick IR: https://investors.jerrick.media

Vocal Platform: https://vocal.media

Investor Relations Contact: ir@jerrick.media